Exhibit 10.3

April 22, 2012

Mr. Joseph O. Bunting III

c/o Colfax Corporation

8170 Maple Lawn Boulevard, Suite 180

Fulton, MD 20759

Dear Joe:

With this letter, we are pleased to confirm the terms of your continued service to Colfax Corporation (the “Company”) as a consultant to the Board of Directors (the “Board”).

You have agreed to accept the Board’s offer to serve as a strategic advisor (“Strategic Advisor”) to the Board and to the executive management team of the Company. Your duties as Strategic Advisor will include providing insight and perspective concerning business strategy and policies, attending Board meetings as an observer as requested by the Board chair, and other services as requested by the Board chair.

In your role as Strategic Advisor, you will be paid a quarterly fee of $5,000, as soon as reasonably practicable following the close of the quarter/month.

You and the Board agree that your role as Strategic Advisor is an “at-will” relationship. This relationship is terminable for any reason or no reason and at any time by the Board.

You and the Board agree that you will perform your duties under this letter agreement as an independent contractor of the Company. You will not be eligible for any benefits that the Company provides to its employees, including but not limited to group insurance coverage and other employee benefit plan coverages. You agree that any payments made under this letter agreement shall constitute consulting fees and that you will be responsible for all taxes incurred in connection with the performance of services under this letter agreement.

You will be reimbursed for reasonable and necessary expenses incurred in the fulfillment of your duties in accordance with the Company’s generally applicable policies.

The Company shall indemnify you as permitted by law and its by-laws for reasonable costs and fees that you may incur in the discharge of your duties hereunder.

This letter agreement supersedes any other written or oral agreement relating to the matters addressed herein.

We value your contributions to the Company as a prior member of our Board and believe that further collaboration efforts will assist us with our growth objectives and the integration of our businesses. The Board and management look forward to your continued partnership with us.

Sincerely,

/s/ Mitchell P. Rales
Mitchell P. Rales
Chairman of the Board

Agreed and acknowledged:

/s/ Joseph O. Bunting III
Joseph O. Bunting III